UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 9, 2012

ROCKY BRANDS, INC.
(Exact name of registrant as specifıed in its charter)

Ohio	001-34382	31-1364046
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identifıcation No.)

39 East Canal Street, Nelsonville, Ohio	45764
(Address of principal executive offıces)	(Zip Code)

Registrant's telephone number, including area code	(740) 753-1951

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K fıling is intended to simultaneously satisfy the fıling obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 9, 2012, Rocky Brands, Inc. (the “Company”) held its annual meeting of shareholders.

The following directors were elected at the meeting according to the vote tabulation described below:

Director	Votes For	Votes Withheld	Non Votes
J. Patrick Campbell	4,090,262	378,941	1,895,448
Michael L. Finn	4,092,367	376,836	1,895,448
G. Courtney Haning	4,098,387	370,816	1,895,448
Curtis A. Loveland	2,017,759	2,451,444	1,895,448
David N. Sharp	4,098,633	370,570	1,895,448

The shareholders made an advisory, nonbinding recommendation on the frequency of voting on the compensation of the Company’s named executive officers according to the vote tabulation described below:

One Year	Two Years	Three Years	Abstain	Non Votes
2,955,348	32,061	1,401,748	80,046	1,895,448

The shareholders voted on a resolution to approve on an advisory, nonbinding basis the compensation of the Company’s named executive officers according to the vote tabulation described below:

Votes For	Votes Against	Abstain	Non Votes
3,913,405	463,436	92,362	1,895,448

The shareholders voted on the approval of the Company’s 2012 Incentive Compensation Plan according to the vote tabulation described below:

Votes For	Votes Against	Abstain	Non Votes
4,218,397	234,169	16,637	1,895,448

Finally, the shareholders ratified the selection of Schneider Downs & Co., Inc. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012 according to the vote tabulation described below:

Votes For	Votes Against	Abstain	Non Votes
6,312,706	37,524	14,421	0

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rocky Brands, Inc.

Date: May 14, 2012	By:	/s/ James E. McDonald
James E. McDonald, Executive Vice
President and Chief Financial Officer

3